LOAN AGREEMENT

April 20, 2015

City Group LLC (the “Lender”) of 1201 Orange Street, Suite 600, Wilmington, DE 19801, advanced total of USD$10,000 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 4575 Dean Martin Drive, STE 2206, Las Vegas, NV 89103.  The Lender advanced the funds on April 20, 2015 via payment made directly to Emerging Growth, LLC (dba TDM Financial) on account of the Borrower as a payment for the Shareholder Development Program dated April 13, 2015.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of six (6) per cent per year (the “Interest”) from April 20, 2015.  The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER                                                                          BORROWER
City Group LLC                                                                    Cell MedX Corp.

/s/ Tom Sharp                                                                     /s/ Yanika Silina
By: Tom Sharp, Director                                                    By: Yanika Silina, CFO

PROMISSORY NOTE

Principal Amount:  USD$10,000                                                                                                          April 20, 2015

For value received Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of City Group LLC (the “Lender”) the sum of $10,000 lawful money of United States of America (the “Principal Sum”) together with interest on the Principal Sum from April 20, 2015 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purpose of this promissory note, Interest Rate means six (6) per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.17% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER
Cell MedX Corp.

/s/ Yanika Silina
By: Yanika Silina, CFO